Exhibit 16.01


                      [LETTERHEAD OF BRIGGS & VESELKA CO]



August 21, 2015


Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: America Resources Exploration, Inc., CIK#: 0001609258

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by America Resources Exploration, Inc. in Item 4.01 of its Form 8-K dated August 20, 2015, captioned "Changes in Registrant's Certifying Accountant."

Respectfully yours.


/s/ Briggs & Veselka Co
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Briggs & Veselka Co
Houston, Texas